Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Summit Healthcare REIT, Inc.

Lake Forest, California

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-212231) of Summit Healthcare REIT, Inc. of our report dated March 29, 2017, relating to the consolidated financial statements which appears in Summit Healthcare REIT, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2016.

/s/ BDO USA, LLP

Costa Mesa, California

March 31, 2017